EXHIBIT 10.1

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

PMT ISSUER TRUST – FMSR,

as Issuer

and

PMT CO-ISSUER TRUST I – FMSR,

as Co-Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC CORP.,

as Administrator and Servicer

and

PENNYMAC HOLDINGS, LLC,

as Co-Issuer Administrator

and

ATLAS SECURITIZED PRODUCTS, L.P.

as Administrative Agent

SERIES 2024-FT1 INDENTURE SUPPLEMENT

Dated as of June 27, 2024

To

AMENDED AND RESTATED BASE INDENTURE

Dated as of October 10, 2023

(as amended from time to time)

MSR COLLATERALIZED NOTES,

SERIES 2024-FT1

This SERIES 2024-FT1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of June 27, 2024, is made by and among PMT ISSUER TRUST – FMSR, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), PMT CO-ISSUER TRUST I – FMSR, a statutory trust organized under the laws of the State of Delaware, as co-issuer (“Co-Issuer” and together with the Issuer, each, an “Issuer Trust” and collectively, the “Issuer Trusts”), CITIBANK, N.A., a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), PENNYMAC CORP., a corporation organized under the laws of the State of Delaware (“PMC”), as administrator (in such capacity, the “Administrator”) and as servicer (in such capacity, the “Servicer”), PENNYMAC HOLDINGS, LLC, a Delaware limited liability company (“PMH”), as co-issuer administrator (“Co-Issuer Administrator”) and Atlas Securitized Products, L.P. (“ASP”), a Delaware limited partnership, as Administrative Agent (as defined herein). This Indenture Supplement relates to and is executed pursuant to that certain Amended and Restated Base Indenture, dated as of October 10, 2023, including the schedules and exhibits thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture” and together with this Indenture Supplement, the “Indenture”), among the Issuer, the Co-Issuer, the Servicer, the Administrator, the Co-Issuer Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, and ASP, as Administrative Agent, and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full.

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture, and the rules of interpretation set forth in Section 1.2 of the Base Indenture shall apply equally herein.

PRELIMINARY STATEMENT

Each of the Issuer and Co-Issuer has duly authorized the issuance of a Series of Term Notes, the Series 2024-FT1 Term Notes (as defined below). The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2024-FT1 Term Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1. Creation of the Series 2024-FT1 Term Notes.

There are hereby created, effective as of the Issuance Date, the Series 2024-FT1 Term Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “PMT ISSUER TRUST – FMSR and PMT CO-ISSUER TRUST I – FMSR, MSR Collateralized Notes, Series 2024-FT1” (the “Series 2024-FT1 Term Notes”). The Series 2024-FT1 Term Notes will be rated and are not subordinate to any other Series of Notes. The Series 2024-FT1 Term Notes are issued in one (1) Class of Term Notes with the Initial Note Balance, Stated Maturity Date, Note Interest Rate and other terms as specified in this Indenture Supplement. The Series 2024-FT1 Term Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2024-FT1 Term Notes and all other Series of Notes issued under the Base Indenture as described therein. In the event that any term or provision contained herein with respect to the Series 2024-FT1 Term Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2. Defined Terms.

With respect to the Series 2024-FT1 Term Notes and in addition to or in replacement of the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Administrative Agent” means, for so long as the Series 2024-FT1 Term Notes are Outstanding: (i) with respect to the provisions of this Indenture Supplement, ASP, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, together ASP and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in this Indenture Supplement or in the Base Indenture shall mean “them” and “their,” and reference to the singular herein and therein in relation to the Administrative Agent will be construed as if plural.

“Advance Rate” means, with respect to the Series 2024-FT1 Term Notes, on any date of determination, [**]%; provided, that, upon the occurrence of an Advance Rate Trigger 1 Event, the Advance Rate will be decreased by [****]% until the Advance Rate Trigger 1 Event has been cured in all respects subject to the satisfaction of the Administrative Agent for two (2) consecutive months, at which point the Advance Rate, as applicable, will revert to [**]%; provided, further, that, upon the occurrence of an Advance Rate Trigger 2 Event, the Advance Rate will decrease by either (x) an additional [****]% if an Advance Rate Trigger 1 Event is in effect or (y) [****]% if an Advance Rate Trigger 1 Event is not in effect, such that the cumulative decrease of the Advance Rate upon the occurrence of an Advance Rate Trigger 2 Event will be [****]% until the Advance Rate Trigger 2 Event has been cured in all respects subject to the satisfaction of the Administrative Agent for two (2) consecutive months, at which point the Advance Rate, as applicable, will be (x) if an Advance Rate Trigger 1 Event is then in effect, [**]%, and (y) if no Advance Rate Trigger 1 Event is then in effect, [**]%.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Benchmark” means, with respect to any Interest Accrual Period, initially, the SOFR Rate; provided, that, if the Designated Transaction Representatives determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement as of the related Benchmark Reference Time on the Benchmark Determination Date.

“Benchmark Determination Date” means, (i) for the first Payment Date and the related Interest Accrual Period following the Issuance Date, June 21, 2024, and (ii) for each Payment Date and the related Interest Accrual Period following the first Payment Date, means (1) if the Benchmark is the SOFR Rate, the SOFR Determination Date, and (2) if the Benchmark is not the SOFR Rate, the date determined by the Designated Transaction Representatives in accordance with the Benchmark Replacement Conforming Changes for each Payment Date and the related Interest Accrual Period.

“Benchmark Reference Agreement” means the first applicable alternative set forth in the order below that can be determined by the Designated Transaction Representatives:

(1) the Series 2017-VF1 Repurchase Agreement;

(2) the Series 2024-VF1 Repurchase Agreement;

(3) any other repurchase or financing facility entered into with respect to a Series of Variable Funding Notes that are Outstanding;

(4) any other repurchase or financing facility entered into by the Servicer with respect to MSRs or mortgage loans; or

(5) any other financing facility identified by the Designated Transaction Representatives.

“Benchmark Reference Time” means, with respect to any determination of the Benchmark, (i) if the Benchmark is the SOFR Rate, the SOFR Determination Time and (ii) if the Benchmark is not the SOFR Rate, the time determined by the Designated Transaction Representatives in accordance with the Benchmark Replacement Conforming Changes for each Payment Date and the related Interest Accrual Period.

“Benchmark Replacement” means the first applicable alternative set forth in the order below that can be determined by the Calculation Agent as of the applicable Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Designated Transaction Representatives as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Designated Transaction Representatives as of the applicable Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Designated Transaction Representatives giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate securities transactions at such time.

“Benchmark Replacement Conforming Changes” means, in connection with the determination of any Benchmark Transition Event or Benchmark Replacement Date or the adoption of any Benchmark Replacement, Unadjusted Benchmark Replacement or Benchmark Replacement Adjustment, any technical, administrative or operational changes (including changes to timing and frequency of determining rates and making payments of interest, changes to the definition of “Corresponding Tenor” and other administrative matters) that the Designated Transaction Representatives, in its sole discretion, decides may be appropriate to reflect such determination or adoption in a manner substantially consistent with the practices adopted with respect to the applicable Benchmark Reference Agreement or market practice (or, if the Designated Transaction Representatives decide that adoption of any portion of such market practice is not administratively feasible or if the Designated Transaction Representatives determine that no such market practice exists), in such other manner as the Designated Transaction Representatives determine is reasonably necessary, in each case as notified to the Indenture Trustee, the Calculation Agent and the Administrative Agent at least twenty (20) calendar days prior to the posting of such Benchmark Replacement Conforming Changes with the Payment Date Report notifying Noteholders of such changes and such Benchmark Replacement Conforming Changes taking effect, which such changes shall automatically become effective without further action on behalf of any party (upon being provided with such Payment Date Report). The Benchmark Replacement Conforming Changes will be prepared by the Designated Transaction Representatives and delivered to the Indenture Trustee and Calculation Agent for posting with the Payment Date Report.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to then current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

If the Designated Transaction Representatives determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Benchmark Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement shall replace the then-current Benchmark for all purposes with respect to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

For the avoidance of doubt, if the event that gives rise to the applicable Benchmark Replacement Date occurs on the same day as, but earlier than, the Benchmark Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to such Benchmark Determination Date.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer Trusts shall be administered, which offices at the Issuance Date are located at Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention: Agency & Trust - PMT ISSUER TRUST – FMSR and PMT CO-ISSUER TRUST I – FMSR Collateralized Notes, and for Note transfer, exchange or surrender purposes, at Citibank, N.A., 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey, 07310, Attention: Agency & Trust – PMT Issuer Trust – FMSR MSR Collateralized Notes.

“Corresponding Tenor” means a tenor (including overnight) having the length (disregarding any business day adjustment) of 30 days or one month, and with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2024-FT1 Term Notes, [****]% per annum.

“Default Supplemental Fee” means, for the Series 2024-FT1 Term Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Notes (if the Full Amortization Period is continuing on such final payment date), a fee equal to (1) the related Cumulative Default Supplemental Fee Shortfall Amount, plus (2) the product of:

(i) the Default Supplemental Fee Rate multiplied by

(ii) the average daily Note Balance from and including the prior Payment Date to but excluding such Payment Date or the date of final payment of the Series 2024-FT1 Term Notes, as applicable, multiplied by

(iii) a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if the Full Amortization Period commenced after the prior Payment Date, the number of days elapsed from and including the date on which such Full Amortization Period commenced) to but excluding the current Payment Date and the denominator of which equals 360.

“Default Supplemental Fee Rate” means, with respect to the Series 2024-FT1 Term Notes, [****]% per annum.

“Designated Transaction Representatives” means the Administrator and the Co-Issuer Administrator.

“Early Amortization Event Payment Amount” means, with respect to the Series 2024-FT1 Term Notes, one-thirty-sixth (1/36) of the Note Balance of the Series 2024-FT1 Term Notes as of the date on which an Early Amortization Event occurs.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve bank of New York, at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the Federal Reserve Bank of New York’s Website .

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, for the Series 2024-FT1 Term Notes, $355,000,000.

“Initial Purchasers” means, collectively, Citigroup Global Markets Inc., ATLAS SP Securities, a division of Apollo Global Securities, LLC, and Goldman Sachs & Co. LLC.

“Interest Accrual Period” means, for the Series 2024-FT1 Term Notes, (i) with respect to the first Payment Date, the period that will commence on the Issuance Date and will end on the day immediately preceding the Payment Date in July 2024, and (ii) with respect to any subsequent Payment Dates, the period that will commence on the immediately preceding Payment Date and end on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2024-FT1 Term Notes for each Payment Date will be calculated based on the Interest Day Count Convention. The first Payment Date with respect to the Series 2024-FT1 Term Notes will be July 25, 2024.

“Interest Day Count Convention” means, with respect to the Series 2024-FT1 Term Notes, the actual number of days in the related Interest Accrual Period, divided by 360.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuance Date” means June 27, 2024.

“Margin” means, for the Series 2024-FT1 Term Notes, [****]% per annum.

“Note Interest Rate” means, for the Series 2024-FT1 Term Notes, with respect to any Interest Accrual Period, the sum of (a) the Benchmark and (b) the applicable Margin.

“Note Purchase Agreement” means that certain Series 2024-FT1 Note Purchase Agreement, dated as of June 25, 2024, by and among the Issuer, the Co-Issuer, ASP, as Administrative Agent, PMC, as Administrator and Servicer, PMH, as Co-Issuer Administrator, and the Initial Purchasers, that relates to the purchase of the Series 2024-FT1 Term Notes, as amended, restated, supplemented or otherwise modified from time to time.

“Note Rating Agency” means Kroll Bond Rating Agency, LLC.

“Optional Extension Date” means December 27, 2027.

“Optional Extension Term” has the meaning assigned to such term in Section 6.

“Owner Trustee” means WSFS, not in its individual capacity, but solely as owner trustee of the Issuer Trusts.

“PMC” has the meaning assigned to such term in the Preamble.

“PMH” has the meaning assigned to such term in the Preamble.

“Regulation RR” has the meaning assigned to such term in Section 15 of this Indenture Supplement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Scheduled Principal Payment Amount” means, with respect to any Payment Date following a Scheduled Principal Payment Event, an amount equal to the sum of the Series Principal Payment Amounts due and payable on each Series of Terms Notes then outstanding.

“Scheduled Principal Payment Events” means, for any Payment Date with respect to the Series 2024-FT1 Term Notes, a Series Principal Payment Amount will be due on a one-time basis on any Payment Date following the occurrence of any of the following events (each, a “Scheduled Principal Payment Event”):

(i) the unpaid principal balance of the Portfolio is less than $30 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(ii) the unpaid principal balance of the Portfolio is less than $28 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(iii) the unpaid principal balance of the Portfolio is less than $26 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(iv) the unpaid principal balance of the Portfolio is less than $24 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date; or

(v) the unpaid principal balance of the Portfolio is less than $22 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date.

“Series 2024-FT1 Term Notes” has the meaning assigned to such term in Section 1 of this Indenture Supplement.

“Series Principal Payment Amount” means, with respect to the Series 2024-FT1 Term Notes, upon the occurrence of a Scheduled Principal Payment Event, an amount equal to the product of (i) the Series Allocation Percentage of the Series 2024-FT1 Term Notes and (ii) the product of (a) $2,000,000,000, (b) the Market Value Percentage (as calculated using clause (b)(ii) of the definition thereof) and (c) the Advance Rate of the Series 2024-FT1 Term Notes.

“Series Required Noteholders” means, for so long as the Series 2024-FT1 Term Notes are Outstanding, Noteholders of the Series 2024-FT1 Term Notes constituting the Majority Noteholders of such Series.

“SOFR” means, with respect to any day, the greater of (i) the secured overnight financing rate published for such day by the Federal Reserve Bank of New York (or a successor administrator), as the administrator of the benchmark on the Federal Reserve Bank of New York’s Website (or such successor administrator’s website) and (ii) [*]%.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the Interest Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Designated Transaction Representatives decide, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Designated Transaction Representatives decide that adoption of any portion of such market practice is not administratively feasible or if the Designated Transaction Representatives determine that no market practice exists, in such other manner as the Designated Transaction Representatives determine is reasonably necessary), in each case as notified to the Indenture Trustee, the Calculation Agent and the Administrative Agent at least twenty (20) calendar days prior to the posting of such SOFR Adjustment Conforming Changes with the Payment Date Report notifying Noteholders of such changes and such SOFR Adjustment Conforming Changes taking effect, which such changes shall automatically become effective without further action on behalf of any party (upon being provided with such Payment Date Report). The SOFR Adjustment Conforming Changes will be prepared by the Designated Transaction Representatives and delivered to the Indenture Trustee and Calculation Agent for posting with the Payment Date Report.

“SOFR Determination Date” means the second (2nd) U.S. Government Securities Business Day before each Interest Accrual Period begins.

“SOFR Determination Time” means 3:00 p.m. (New York time) on a U.S. Government Securities Business Day, at which time Term SOFR is published on the Federal Reserve Bank of New York’s Website.

“SOFR Rate” means, with respect to the Note Interest Rate, based on SOFR, a rate equal to Term SOFR for the Corresponding Tenor of such Note; provided that the Designated Transaction Representatives will have the right, in their sole discretion, to make applicable SOFR Adjustment Conforming Changes; provided, however, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Designated Transaction Representatives will determine an alternative Benchmark in accordance with the definition of Benchmark Replacement and references to SOFR Rate herein will be deemed to reference such Benchmark Replacement.

“Stated Maturity Date” means, for Series 2024-FT1 Term Notes, the Payment Date in December 2027, or if extended pursuant to the Optional Extension, the Payment Date in June 2028.

“Step-Up Fee” means, for the Series 2024-FT1 Term Notes and each Payment Date during the Step-Up Fee Period and on the date of final payment of such Notes (if the Step-Up Fee Period is continuing on such final payment date), a fee equal to (1) the related Cumulative Step-Up Fee Shortfall Amount plus (2) the product of (i) the Step-Up Fee Rate, (ii) the average daily Note Balance since the prior Payment Date of the Series 2024-FT1 Term Notes and (iii) a fraction, (A) the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Step-Up Fee Period) to but excluding such Payment Date and (B) the denominator of which equals 360.

“Step-Up Fee Period” means, upon exercise of the Optional Extension, the period that begins on the Optional Extension Date and ends on the date on which the Series 2024-FT1 Term Notes are no longer outstanding.

“Step-Up Fee Rate” means, with respect to the Series 2024-FT1 Term Notes, [****]% per annum during the Optional Extension Term.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body as may initially be increased or decreased by a spread adjustment value that is either (i) set or recommended by the Relevant Governmental Body for such term rate or (ii) determined in accordance with the methodology endorsed by the Relevant Governmental Body for such term rate.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“WSFS” has the meaning assigned to such term in Section 14 hereof.

Section 3. Form of the Series 2024-FT1 Term Notes; Transfer Restrictions.

(a) Subject to the terms and provisions of Section 5.4 of the Base Indenture, the Series 2024-FT1 Term Notes shall only be issued as a Book-Entry Note, and the form of Global Rule 144A Note that may be used to evidence the Series 2024-FT1 Term Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-1. The Series 2024-FT1 Term Notes shall not be issued as Regulation S Notes nor shall any Series 2024-FT1 Term Notes be sold in offshore transactions in reliance on Regulation S.

The Series 2024-FT1 Term Notes will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

(b)  The Series 2024-FT1 Term Notes will not be registered under the 1933 Act, or the securities laws of any other jurisdiction. The sale, pledge or other transfer of any Series 2024-FT1 Term Note or any interest therein will be subject to the restrictions described below. The Series 2024-FT1 Term Notes will bear a legend referring to the transfer restrictions thereof. None of the Issuer Trusts or the Initial Purchasers will register the Series 2024-FT1 Term Notes under the 1933 Act, register or qualify the Series 2024-FT1 Term Notes under the securities laws of any state or other jurisdiction or provide registration rights to any purchaser.

In addition to any provisions set forth in Section 6.5 of the Base Indenture, any Noteholder of the Series 2024-FT1 Term Notes may only resell, pledge or transfer its beneficial interest in a Series 2024-FT1 Term Note to a person that the transferor reasonably believes is, and who has certified (or, in the case of Book-Entry Notes, is deemed to have certified) that it is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is made in reliance on Rule 144A. The Series 2024-FT1 Term Notes may not be resold, pledged or transferred pursuant to Regulation S.

Section 4. Payments and Allocation of Funds on Payment Dates; No Series Reserve Account.

(a) Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2024-FT1 Term Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.

(b) There will be no Series Reserve Account for the Series 2024-FT1 Term Notes, and the Noteholders of the Series 2024-FT1 Term Notes will not be entitled to receive payments made pursuant to any Series Reserve Account in place in respect of any other Series of Notes, except as otherwise set forth in the Base Indenture.

(c) The Administrative Agent and the Issuer Trusts further confirm that the Series 2024-FT1 Term Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “Cede & Co.”, as nominee of DTC, pursuant to a letter agreement among the Issuer Trusts and DTC, to be dated as of the Issuance Date. The Issuer Trusts and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2024-FT1 Term Notes in the name of “Cede & Co”.

Section 5. Optional Redemption and Refinancing.

(a) The Issuer Trusts may, subject to Section 13.1 of the Base Indenture, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Indenture Trustee and the Noteholders of the Series 2024-FT1 Term Notes, redeem in whole or in part and/or terminate and cause retirement of the Series 2024-FT1 Term Notes (so long as, in the case of any partial redemption, (i) such redemption is funded using the proceeds of the issuance and sale of one or more new Classes of Notes or from any other cash or funds of PMC or PMH and not Collections on the MSRs, and (ii) the Series 2024-FT1 Term Notes are redeemed on a pro rata basis based on their related Note Balances); provided, that, the Series 2024-FT1 Term Notes may not be redeemed prior to the Optional Extension Term unless otherwise provided for in the Base Indenture. In anticipation of a redemption of the Series 2024-FT1 Term Notes at the end of their Revolving Period, the Issuer Trusts may issue a new Series or one or more Classes of Notes within the ninety (90) day period prior to the end of such Revolving Period and reserve the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Series 2024-FT1 Term Notes, on the last day of their Revolving Period. Any amendment to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Noteholders of the Series 2024-FT1 Term Notes or of any other Notes issued under the Base Indenture (but with satisfaction of other requirements for amendments entered into without Noteholder consent). Any Notes issued in replacement for the Series 2024-FT1 Term Notes will have the same rights and privileges as the Class of Series 2024-FT1 Term Notes that was refinanced with the related proceeds thereof; provided, such replacement Notes may have different Stated Maturity Dates and different Note Interest Rates.

Section 6. Optional Extension of Stated Maturity Date.

The Administrator, on behalf of the Issuer, and the Co-Issuer Administrator, on behalf of the Co-Issuer, may, by written notice to the Administrative Agent and the Indenture Trustee, request one six-month extension of the Stated Maturity Date for the Series 2024-FT1 Term Notes. The optional extension (the “Optional Extension”) request must be made at least fifteen (15) days prior to the Optional Extension Date. To the extent the Administrator and the Co-Issuer Administrator have exercised the Optional Extension and the term of the Acknowledgment Agreement has been extended through at least June 26, 2028, the Stated Maturity Date will be extended on the Optional Extension Date such that, after giving effect to such extension, the Stated Maturity Date will be six (6) months after the Stated Maturity Date in effect immediately prior to exercise of the Optional Extension (the “Optional Extension Term”). The Stated Maturity Date of the Series 2024-FT1 Term Notes cannot be extended past the date which is six (6) months following the initial Stated Maturity Date in effect immediately prior to exercise of the Optional Extension. Upon exercise of the Optional Extension, during the Step-Up Fee Period, the Step-Up Fee will apply to the Series 2024-FT1 Term Notes.

Section 7. Determination of Note Interest Rate and Benchmark.

(a) At least one (1) Business Day prior to each Determination Date, the Calculation Agent shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2024-FT1 Term Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b) On each Benchmark Determination Date, the Calculation Agent will calculate the Benchmark for a one-month period for the succeeding Interest Accrual Period for the related Series 2024-FT1 Term Notes on the basis of the procedures specified in the definition of “Benchmark.”

(c) In connection with the implementation of a Benchmark Replacement, the Designated Transaction Representatives will have the right from time to time to make Benchmark Replacement Conforming Changes as described in the definition thereof.

(d) Written notice or materials relating to the occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes received by the Paying Agent in a format suitable for posting shall be posted with the relevant Payment Date Report. Notwithstanding anything in the Base Indenture, any Indenture Supplement or any other Transaction Document to the contrary, upon such information being provided with the Payment Date Report, the Base Indenture, any Indenture Supplement or any other relevant Transaction Document, as applicable, shall be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes and/or SOFR Adjustment Conforming Changes without further compliance with the amendment provisions of the Base Indenture, any Indenture Supplement or any other relevant Transaction Document.

(e) Any determination, decision or election that may be made by the Designated Transaction Representatives in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, may be made in the Designated Transaction Representatives’ sole discretion, and, notwithstanding anything to the contrary in the Transaction Documents, shall become effective without consent from any other party. The Designated Transaction Representatives shall provide notice of any determination, decision or election made by the Designated Transaction Representatives in connection with a Benchmark Transition Event or a Benchmark Replacement as described above at least twenty (20) days prior to the proposed posting of such changes with the related Payment Date Report.

(f) The establishment of the Benchmark by the Calculation Agent and the Designated Transaction Representatives, as applicable, and the Calculation Agent’s subsequent calculation of the Benchmark, the Note Interest Rate and the Interest Payment Amount on the Series 2024-FT1 Term Notes for the relevant Interest Accrual Period based on the determination made by the Designated Transaction Representatives, in the absence of manifest error, will be final and binding.

(g) The Designated Transaction Representatives and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it under or in connection with this Indenture Supplement or the other Transaction Documents in its capacity as Designated Transaction Representatives, other than action or inaction undertaken with gross negligence, willful misconduct or bad faith. Without limiting the foregoing and notwithstanding any understanding to the contrary, no Noteholder shall have any right of action whatsoever against the Designated Transaction Representatives as a result of the Designated Transaction Representatives acting or refraining from acting under this Indenture Supplement, the Notes or any of the other Transaction Documents in its own interests or otherwise, other than as a result of gross negligence, willful misconduct or bad faith by the Designated Transaction Representatives.

(h) None of the Issuer, the Co-Issuer, Owner Trustee, the Indenture Trustee, the Paying Agent, the Calculation Agent, the Administrator, the Co-Issuer Administrator, the Designated Transaction Representatives, the Administrative Agent, the Servicer or any other transaction party will have any liability for any determination made by or on behalf of the Issuer Trusts by any party, including the Designated Transaction Representatives or any action or inaction by the Administrative Agent, in connection with a Benchmark Transition Event, any Benchmark

Replacement Date, the determination of or a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes as described above, and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, shall be deemed to waive and release any and all claims against any of the Issuer Trusts, Owner Trustee, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Administrator, the Co-Issuer Administrator, the Designated Transaction Representatives, the Administrative Agent or any other transaction party relating to any such determinations.

Section 8. Conditions Precedent Satisfied.

The Issuer Trusts hereby represent and warrant to the Noteholders of the Series 2024-FT1 Term Notes and the Indenture Trustee that, as of the Issuance Date, (a) the Series 2024-FT1 Term Notes are rated “BBB-(sf)” by the Note Rating Agency and (b) each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(b) of the Base Indenture and Article XII thereof, as applicable, to the issuance of the Series 2024-FT1 Term Notes have been satisfied or waived in accordance with the terms thereof.

Section 9. Representations and Warranties.

The Issuer, the Co-Issuer, the Administrator, the Co-Issuer Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1, 10.6 and 11.14, respectively, of the Base Indenture.

Each of the Administrator and the Co-Issuer Administrator hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of each of the Administrator and the Co-Issuer Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Each of PMC and PMH hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of each of PMC and PMH to perform its duties under this Indenture, any Indenture Supplement or any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 10. Amendments.

(a) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of any Notes but with the consent of the Issuer Trusts (evidenced by their execution of such amendment), the Indenture Trustee, the Administrator, the Co-Issuer Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Trusts’ Tax Opinion and upon delivery by the Issuer Trusts to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer Trusts reasonably believe that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision therein or in any other Transaction Document; or (ii) to amend any other provision of this Indenture Supplement.

(b) Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture except for amendments otherwise permitted as described in Sections 12.1 and 12.2 of the Base Indenture and in the immediately preceding paragraph, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders in respect of the Series 2024-FT1 Term Notes, supplement, amend or revise any term or provision of this Indenture Supplement; provided, that with respect to the following amendments, the consent of each Noteholder of each Outstanding Series 2024-FT1 Term Notes materially and adversely affected thereby shall be required:

(i)	any change to the scheduled payment date of any payment of interest on any Note held by such Noteholder, or change a Payment Date or Stated Maturity Date of any Note held by such Noteholder;

(ii)

any reduction of the Note Balance of, or the Note Interest Rate, the Step-Up Fee Rate or the Default Supplemental Fee Rate on any Notes held by such Noteholder, or change the method of computing the Note Balance or Note Interest Rate in a manner that is adverse to such Noteholder;

(iii)	any impairment of the right to institute suit for the enforcement of any payment on any Note held by such Noteholder;

(iv)

any reduction of the percentage of Noteholders of the Outstanding Notes (or of the Outstanding Notes of any Series or Class), for which consent is required for any such amendment, or the consent of whose Noteholders is required for any waiver of compliance with the provisions of the Indenture or any Indenture Supplement or of defaults thereunder and their consequences, provided for in the Base Indenture or any Indenture Supplement;

(v)

any modification of any amendment of the Indenture, except to increase any percentage of Noteholders required to consent to any such amendment or to provide that other provisions of the Indenture or any Indenture Supplement cannot be modified or waived without the consent of the Noteholder of each outstanding Note adversely affected thereby;

(vi)	any modification to permit the creation of any lien or other encumbrance on the collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Noteholders of the Notes;

(vii)	any modification to change the method of computing the amount of principal of, or interest on, any Note held by such Noteholder on any date;

(viii)	any modification to increase any Advance Rates in respect of Notes held by such Noteholder or eliminate or decrease any collateral value exclusions in respect of Notes held by such Noteholder; or

(ix)	any change, modification or waiver of any Scheduled Principal Payment Amount;

provided, that written notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes received by the Paying Agent in a format suitable for posting shall be posted with the relevant Payment Date Report, and notwithstanding anything in the Base Indenture, any Indenture Supplement or any other Transaction Document to the contrary, upon the posting of such information with such Payment Date Report, the Base Indenture, any Indenture Supplement or any other relevant Transaction Document, as applicable, shall be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes and/or SOFR Adjustment Conforming Changes without further compliance with the amendment provisions of the Base Indenture, any Indenture Supplement or any other relevant Transaction Document.

(c) For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default under the Base Indenture or (ii) any other modification or amendment to any Event of Default under the Base Indenture except those related to the actions and omissions of the Servicer.

(d) For the avoidance of doubt, the Issuer, the Co-Issuer, the Administrator and the Co-Issuer Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(e) Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreements shall require the written consent of the Owner Trustee.

Section 11. Counterparts.

This Indenture Supplement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Indenture Supplement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, enforceability and admissibility as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each party to this Indenture Supplement hereby consents to the use of any secure third party electronic signature capture service providers (including, without limitation, DocuSign), as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature. Delivery of an executed counterpart of a signature page to this Indenture Supplement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture Supplement.

Section 12. Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 13. Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2024-FT1 Term Notes, any other Transaction Documents or otherwise, the obligations of the Issuer Trusts under the Series 2024-FT1 Term Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer Trusts, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2024-FT1 Term Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2024-FT1 Term Notes or this Indenture Supplement or for any action or inaction of the Issuer Trusts against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer Trusts or any of their successors or assigns for any amounts payable under the Series 2024-FT1 Term Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 13 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, including, without limitation, the PC Guaranty or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2024-FT1 Term Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 13 shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2024-FT1 Term Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 14. Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely in its capacity as the Owner Trustee under the applicable Trust Agreement, in the exercise of the powers and authority conferred and vested in it thereunder, (b) each of the representations, warranties, undertakings, obligations and agreements herein made on the part of the Issuer Trusts is made and intended not as personal representations, warranties, undertakings, obligations and agreements by WSFS (individually or as Owner Trustee) but is made and intended for the purpose of binding only, and is binding only on, the applicable Issuer Trust, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally (or in its capacity as Owner Trustee), to perform any covenant or obligation of the Issuer Trusts, either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has not made and will not make any investigation as to the accuracy or completeness of any representations or warranties made by the Issuer Trusts in this Indenture Supplement or any related document delivered pursuant hereto, (e) under no circumstances shall WSFS be personally liable for the performance of the Issuer Trusts, the payment of any indebtedness, indemnities, fees, costs or expenses of the Issuer Trusts or be liable for the performance, breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Issuer Trusts or by WSFS as the Owner Trustee on behalf the Issuer Trusts under this Indenture Supplement or any other related documents, as to all of which recourse shall be had solely to the assets of the Issuer Trusts and (f) WSFS shall have the rights, privileges, indemnities and immunities are set forth in the applicable Trust Agreement.

Section 15. Credit Risk Retention.

While it is not clear that Section 15G of the 1934 Act, added pursuant to Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Regulation RR”), applies to the issuance of the Series 2024-FT1 Term Notes and that PennyMac Mortgage Investment Trust (“PMT”) will be deemed a securitizer for the purposes of Regulation RR, PMT will maintain a subordinated seller’s interest in the Issuer and the Co-Issuer, by retaining, directly or indirectly, a 100% ownership interest in each of PMC and PMH, and PMC and PMH retaining their ownership interest in the applicable Owner Trust Certificate and the associated rights to residual cash flow under the Indenture, that equals not less than 5% of the aggregate unpaid principal balance of any Outstanding Notes (other than Notes held to maturity by PMT, or its wholly-owned affiliates), calculated in accordance with Regulation RR. Neither PMT nor any wholly owned affiliates will engage in activities that constitute impermissible hedging, transfer or financing of the Owner Trust Certificates.

The seller’s interest expected to be retained by PMT in connection with Regulation RR (to the extent applicable), will equal approximately 11.83% or $163,251,197 (in each case, as calculated in accordance with Regulation RR), as of the Issuance Date. The Series 2017-VF1 Notes have been issued and are held by PMC and PMH and financed by Nexera Holding LLC and Citibank, N.A., however the Note Balance of the Series 2017-VF1 Notes is not included in the denominator of the calculation that produced the percentage described above in accordance with Regulation RR. The Series 2024-VF1 Notes have been issued and are held by PMC and PMH and financed by Goldman Sachs Bank USA, however the Note Balance of the Series 2024-VF1 Notes is not included in the denominator of the calculation that produced the percentage described above in accordance with Regulation RR.

Section 16. Note Rating Agency.

It is a condition of issuance of the Series 2024-FT1 Term Notes that the Series 2024-FT1 Term Notes be rated at least “BBB- (sf)” by the Note Rating Agency. There can be no assurance that a rating will not be lowered or withdrawn by the Note Rating Agency in the future.

[Signatures follow]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

PMT ISSUER TRUST - FMSR,
as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark H. Brzoska
Name:	Mark H. Brzoska
Title:	Vice President

PMT CO-ISSUER TRUST I- FMSR, as Co-Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark H. Brzoska
Name:	Mark H. Brzoska
Title:	Vice President

[PMT ISSUER TRUST – FMSR and PMT CO-ISSUER TRUST I – FMSR—Series 2024-FT1 Indenture Supplement]

CITIBANK, N.A.,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and not in its individual capacity

By:	/s/ Valerie Delgado
Name:	Valerie Delgado
Title:	Senior Trust Officer

[PMT ISSUER TRUST – FMSR and PMT CO-ISSUER TRUST I – FMSR—Series 2024-FT1 Indenture Supplement]

PENNYMAC CORP.,
as Administrator and Servicer

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

PENNYMAC HOLDINGS, LLC, as Co-Issuer Administrator

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[PMT ISSUER TRUST – FMSR and PMT CO-ISSUER TRUST I – FMSR—Series 2024-FT1 Indenture Supplement]

ATLAS SECURITIZED PRODUCTS, L.P.,
as Administrative Agent

By: Atlas Securitized Products GP, LLC its general partner

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Managing Director

[PMT ISSUER TRUST – FMSR and PMT CO-ISSUER TRUST I – FMSR—Series 2024-FT1 Indenture Supplement]